                       INVESTMENT SUB-ADVISORY AGREEMENT
                 BETWEEN WELLS FARGO FUNDS TRUST, WELLS FARGO
                    BANK, N.A. AND WELLS CAPITAL MANAGEMENT, INC.


     This AGREEMENT is made as of this ___ day of September, 1999, between Wells Fargo Funds Trust (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at 111 Center Street, Little Rock, Arkansas 72201, Wells Fargo Bank, N.A. (the "Adviser"), a banking association organized under the laws of the United States of America with its principal place of business at 420 Montgomery Street, San Francisco, California 94104, and Wells Capital Management, Inc., a corporation organized under the laws of the State of _____, with its principal place of business at _______________ (the "Sub-Adviser").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end, series management investment company; and

     WHEREAS, the Trust and the Adviser desire that the Sub-Adviser perform investment advisory services for each of the series of the Trust listed in Appendix A hereto as it may be amended from time to time (each a "Fund" and collectively the "Funds"), and the Sub-Adviser is willing to perform those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, the Trust, the Adviser and Sub-Adviser agrees as follows:

     Section 1. The Trust; Delivery of Documents. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the 1940 Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section to the Sub-Adviser and will from time to time furnish the Sub-Adviser with any amendments thereof.

     Section 2. Appointment of Sub-Adviser. Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and services as specified in the Investment Advisory Agreement between the Trust and the Adviser with respect to the Funds.

     Subject to the direction and control of the Board, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Funds, and without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

     Section 3. Duties of the Sub-Adviser.

     (a) The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Sub-Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (b) The Sub-Adviser will report to the Board at each regular meeting thereof all material changes in the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Sub-Adviser, and on its own initiative will furnish the Board from time to time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Sub-Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Sub-Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Funds, the Sub-Adviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument, By-Laws (if any), Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended applicable to the Trust and the investment objectives, policies and restrictions of the Funds.

     (c) The Sub-Adviser may from time to time employ or associate with such persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-Adviser. No obligation may be imposed on the Trust in any such respect.

     (d) The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Trust or the Trust's authorized representatives.

     Section 4. Control by Board. As is the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Funds, shall at all times be subject to the direction and control the Trust's Board.

     Section 5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

     (a) all applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder;

     (b) the provisions of the registration statement of the Trust, as it may be amended from time to time, under the Securities Act and the 1940 Act;

     (c) the provisions of the Declaration of Trust of the Trust, as it may be amended from time to time;

     (d) the provisions of any By-laws of the Trust, if adopted and as it may be amended from time to time, or resolutions of the Board as may be adopted from time to time;

     (e) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds;

     (f) any other applicable provisions of state or federal law; and

     In addition, any code of ethics adopted by the Sub-Advisers in compliance with Rule 17j-1 under the 1940 Act shall include policies, prohibitions and procedures which substantially conform to the recommendations regarding personal investing approved by the Board of Governors of the Investment Company Institute on June 30, 1994, as such recommendations may be amended from time to time, and that comply with any amendments to Rule 17j-1 under the 1940 Act.

     Section 6. Broker-Dealer Relationships. The Sub-Adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best price and execution. In selecting a broker-dealer to execute each particular transaction for a Fund, the Sub-Adviser will take the following into consideration: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Trust's Board of Trustees may from time to time determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Fund and to other clients of the Sub-Adviser. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide research or statistical material, or other services to the Funds or to the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor.

     Section 7. Expenses of the Fund. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds' shareholders.

      Section 8. Compensation. As compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Funds with respect to compensation under this Agreement.

     Section 9. Standard of Care. The Trust and Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Sub-Adviser's undertaking these services at the compensation level specified, the Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     Section 10. Non-Exclusivity. The services of the Sub-Adviser to the Adviser and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

     Section 11. Records. The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act as well as trade tickets and confirmations of portfolio trades and such other records as the Adviser or the Funds' Administrator reasonably requests to be maintained. All such records shall be maintained in a form acceptable to the Funds and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Funds, and will be available for inspection and use by the Funds and their authorized representatives (including the Adviser). The Sub-Adviser shall promptly, upon the Trust's request, surrender to the Funds those records which are the property of the Trust or any Fund. The Sub-Adviser will promptly notify the Funds' Administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

     Section 12. Term and Approval. This Agreement shall become effective with respect to a Fund after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Trust, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

     (a) (i) by the Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

     (b) by the affirmative vote of a majority of the Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

     Section 13. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of a Fund's outstanding voting securities, or by the Adviser or Sub-Adviser, on sixty
(60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

     Section 14. Indemnification by the Sub-Adviser. The Trust shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Trust or any Fund of the Trust harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties of the Sub-Adviser or any of its officers, directors, employees or agents.

     Section 15. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Trust hereby agrees to indemnify and hold harmless the Sub-Adviser against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which a Fund may have and which may not be waived under any applicable federal and state securities laws.

     Section 16. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be c/o Stephens Inc., 111 Center Street, Suite 300, Little Rock, Arkansas 72201, Attention R. Greg Feltus, and that of the Adviser shall be 420 Market Street, San Francisco, California 94104, Attention: Michael J. Hogan, and that of the Sub-Adviser shall be [Blank].

     Section 17. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     Section 18. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Trustees, the Adviser and the Sub-Adviser.

     Section 19. Wells Fargo Name. The Sub-Adviser and the Trust each agree that the name "Wells Fargo," which comprises a component of the Trust's name, is a property right of the parent of the Adviser. The Trust agrees and consents that:
(i) it will use the words "Wells Fargo" as a component of its corporate name, the name of any series or class, or all of the above, and for no other purpose;
(ii) it will not grant to any third party the right to use the name "Wells Fargo" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the words "Wells Fargo," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to any Fund or class of a Fund, the Trust shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the words "Wells Fargo" and following such change, shall not use the words "Wells Fargo," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its trustees, officers and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such words.

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                              WELLS FARGO FUNDS TRUST
                               on behalf of the Funds


                              By:  /s/
                                  -----------------------------------------
                                  R. Greg Feltus, President


                              WELLS FARGO BANK, N.A.
                               on behalf of the Adviser

                              By:  /s/
                                  -----------------------------------------
                                    Michael J. Hogan
                                    Executive Vice President


                              By: _________________________________________
                                    C. David Messman
                                    Vice President


                              WELLS CAPITAL MANAGEMENT
                               on behalf of the Sub-Adviser



                              By:  /s/
                                  -----------------------------------------

                                  Appendix A
                                  ----------

                  Aggressive Balanced Equity Fund
                  Arizona Tax-Free Fund
                  California Tax-Free Bond Fund
                  California Tax-Free Income Fund
                  California Tax-Free Money Market Fund
                  California Tax-Free Money Market Trust
                  Cash Investment Money Market Fund
                  Colorado Tax-Free Fund
                  Corporate Bond Fund
                  Equity Index Fund
                  Equity Value Fund
                  Government Money Market Fund
                  Growth Balanced Fund
                  Growth Equity Fund
                  Income Fund
                  Index Fund
                  Intermediate Government Income Fund
                  International Equity Fund
                  Limited Term Government Income Fund
                  Limited Term Tax-Free Fund
                  Minnesota Intermediate Tax-Free Fund
                  Minnesota Tax-Free Fund
                  Moderate Balanced Fund
                  Money Market Fund
                  Money Market Trust
                  National Tax-Free Institutional Money Market
                  National Tax-Free Money Market Fund
                  National Tax-Free Money Market Trust
                  Oregon Tax-Free Fund
                  Overland Express Sweep Fund
                  Prime Investment Money Market Fund
                  Small Cap Fund
                  Strategic Income Fund
                  Tax-Free Income Fund
                  Treasury Plus Institutional Money Market Fu
                  Treasury Plus Money Market Fund
                  100% Treasury Money Market Fund
                  Variable Rate Government Fund

Approved by Board of Trustees: March 26, 1999.

                                  SCHEDULE A

                            WELLS FARGO FUNDS TRUST
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                 FEE AGREEMENT

     This fee agreement is made as of the ____ day of September, 1999, as amended ____________, by and between Wells Fargo Bank, N.A. (the "Adviser") and Wells Capital Management, Inc. (the "Subadviser") and

     WHEREAS, the parties and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

     NOW THEREFORE, the parties agree that the fees to be to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A, and for the Income Equity Fund, Index Fund, Aggressive-Balanced Equity Fund, Diversified Equity Fund, Diversified Small Cap Fund, Growth Balanced Fund, Growth Equity Fund, Strategic Income Fund, and Moderate Balanced
Fund:


     for the assets formerly invested in the Index Portfolio

             a.  0.02%.

     for the assets formerly invested in Income Equity Portfolio

             a.  0.25% on the first $200 million;
             b.  0.20% on the next $200 million;
             c.  0.15% on all sums in excess of $400 million.

     for the assets formerly invested in International Equity Portfolio

             a.  0.35% on the first $400 million;
             b.  0.25% on the next $400 million;
             c.  0.15% on all sums in excess of $800 million.

     for the assets formerly invested in Small Cap Index Portfolio

             a.  0.02%
provided, that no fee shall be payable hereunder with respect to any of the Funds listed above during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment com, or separate series thereof, in accordance with and reliance upon Section 12(d)(1)(E) under the Act.

     The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

                                           WELLS FARGO BANK, N.A.
                                            on behalf of the Adviser

                                           By:  /s/
                                              --------------------------------
                                                Michael J. Hogan
                                                Executive Vice President


                                           By:________________________________
                                                C. David Messman
                                                Vice President


                                           WELLS CAPITAL MANAGEMENT
                                            on behalf of the Sub-Adviser



                                            By:  /s/
                                               -------------------------------

                                  Appendix A
                                  ----------

          ---------------------------------------------------------------------------------------
                                                                           Fee as % of Avg. Daily
          Funds Trust Funds                                                Net Asset Value
          ---------------------------------------------------------------------------------------
          Arizona Tax-Free Fund                                            0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          California Tax-Free Bond Fund                                    0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          California Tax-Free Income Fund                                  0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          California Tax-Free Money Market Fund                            0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          California Tax-Free Money Market Trust                           0-1000M         0.05
                                                                           more than 1000M 0.04
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Cash Investment Money Market Fund                                0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          Colorado Tax-Free Fund                                           0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Corporate Bond Fund                                              0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Equity Index Fund                                                                0.02
          ---------------------------------------------------------------------------------------
          Equity Value Fund                                                0-200M          0.25
                                                                           200-400M        0.20
                                                                           more than 400M  0.15
          ---------------------------------------------------------------------------------------
          Government Money Market Fund                                     0-1000M         0.05
                                                                           more than 1000M  0.04
          ---------------------------------------------------------------------------------------
          Growth Fund                                                      0-400M          0.25
                                                                           400-800M        0.20
                                                                           more than 800M  0.15
          ---------------------------------------------------------------------------------------
          Income Fund                                                      0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Intermediate Government Income Fund                              0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          International Equity Fund                                        0-400M          0.35
                                                                           400-800M        0.25
                                                                           more than 800M  0.15
          ---------------------------------------------------------------------------------------
          Limited Term Government Income Fund                              0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------
                                                                           Fee as % of Avg. Daily
          Funds Trust Funds                                                Net Asset Value
          ---------------------------------------------------------------------------------------
          Limited Term Tax-Free Fund                                       0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Minnesota Intermediate Tax-Free Fund                             0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Minnesota Tax-Free Fund                                          0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Money Market Fund                                                0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          Money Market Trust                                               0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          National Tax-Free Institutional Money Market Fund                0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          National  Tax-Free Money Market Fund                             0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          National Tax-Free Money Market Trust                             0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------

          Oregon Tax-Free Fund                                             0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          Overland Express Sweep Fund                                      0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          Prime Investment Money Market Fund                               0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          Small Cap Fund                                                   0-200M          0.25
                                                                           200-400M        0.20
                                                                           .400M           0.15
          ---------------------------------------------------------------------------------------
          Income Plus Fund                                                 0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Tax-Free Income Fund                                             0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------
          Treasury Plus Institutional Money Market Fund                    0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------
          Treasury Plus Money Market Fund                                  0-1000M         0.05
                                                                           more than 1000M 0.04
          ---------------------------------------------------------------------------------------

          100% Treasury Money Market Fund                                  0-1000M         0.05
                                                                           more than 1000M 0.04
          Variable Rate Government Fund                                    0-400M          0.15
                                                                           400-800M        0.125
                                                                           more than 800M  0.10
          ---------------------------------------------------------------------------------------